Exhibit 10.1

SECURITY AND PLEDGE AGREEMENT

Dated as of April 20, 2023

among

Each Grantor From Time to time Party Hereto

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as the Collateral Agent for the Secured Parties

6.75% Senior Secured Convertible Notes due 2028

SCHEDULE 1	—	INFORMATION AND COLLATERAL LOCATIONS
SCHEDULE 2	—	COMMERCIAL TORT CLAIMS
SCHEDULE 3	—	PLEDGED COMPANIES
SCHEDULE 4	—	UCC FILING JURISDICTIONS
SCHEDULE 5	—	DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS
ANNEX 1	—	FORM OF JOINDER
EXHIBIT A	—	FORM OF PLEDGED INTERESTS ADDENDUM

This SECURITY AND PLEDGE AGREEMENT, dated as of April 20, 2023, is entered into by and among the Grantors listed on the signature pages hereof and those additional Persons that hereafter become parties hereto by executing a Joinder (the “Grantors,” as more fully set forth in Section 1), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as collateral agent for the Secured Parties (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent,” as more fully set forth in Section 1).

W I T N E S S E T H:

WHEREAS, reference is made to that certain Indenture dated as of even date herewith (the “Issue Date”) (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) between PORCH GROUP, INC., a Delaware corporation (the “Company”), the Subsidiary Guarantors from time to time party thereto and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, together with its successors and permitted assigns in such capacity, the “Trustee”) and the Collateral Agent;

WHEREAS, pursuant to the Indenture, the Company has issued 6.75% Senior Secured Convertible Notes due 2028 (the “Original Notes”) initially in an aggregate principal amount of up to $333,334,000 (as the same may be increased from time to time by an amount equal to the aggregate principal amount of any Additional Notes (as defined herein) that may be issued after the Issue Date (all such Notes being referred to collectively as the “Notes”)) upon the terms and subject to the conditions set forth therein;

WHEREAS, U.S. Bank Trust Company, National Association has been appointed to serve as Collateral Agent under the Indenture and, in such capacity, to enter into this Agreement;

WHEREAS, pursuant to the Indenture, each Subsidiary Guarantor party thereto has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Collateral Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations;

WHEREAS, each Subsidiary Guarantor is a Subsidiary of the Company and, as such, will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and the Secured Obligations and each is, therefore, willing to enter into this Agreement; and

WHEREAS, this Agreement is made by the Grantors in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance in full when due of the Secured Obligations.

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.Defined Terms. All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Indenture. The rules of interpretation specified in Section 1.03 of the Indenture also apply to this Agreement. Any terms (whether capitalized or lower case) used in this Agreement that are defined in the UCC (including, without limitation, Account, Account Debtor, Chattel Paper, Commercial Tort Claims, Commodities Account, Deposit Account, Drafts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Inventory, Instruments, Letters of Credit, Letter-of-Credit Rights, Promissory Notes, Proceeds, Securities Account and Supporting Obligations) shall be construed and defined as set forth in the UCC unless otherwise defined herein or in the Indenture; provided, that to the extent that the UCC is used to define any term used herein and if such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern. The terms defined in this Section 1 include the plural as well as the singular. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

“Acquisition Documents” means the agreements, instruments and documents evidencing or entered into in connection with an acquisition permitted under the Note Documents by a Grantor.

“Agreement” means this agreement as originally executed or, if amended, restated, amended and restated, supplemented or otherwise modified from time to time as herein provided, as so amended, restated, amended and restated, supplemented or modified.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Books” means books, records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information), files, correspondence, customer lists, supplier lists and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral” has the meaning specified therefor in Section 2.

“Collateral Agent” means the Person named as the “Collateral Agent” in the first paragraph of this Agreement until a successor collateral agent shall have become such pursuant to the applicable provisions of this Agreement and the Indenture, and thereafter “Collateral Agent” shall mean or include each Person who is then the Collateral Agent hereunder.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).

“Commercial Tort Claims” means commercial tort claims (as that term is defined in the UCC), and includes those commercial tort claims listed on Schedule 2.

“Company” shall have the meaning specified in the first paragraph of this Agreement, and subject to the provisions of Article 11 of the Indenture, shall include its successors and assigns.

“Control Agreement” means a control agreement, in form and substance necessary to perfect the security interest in favor of Collateral Agent, executed and delivered by a Grantor, Collateral Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account). The Collateral Agent shall not be required to indemnify any securities intermediary or bank in connection with a Control Agreement.

“Copyrights” means any and all rights in any works of authorship and derivative works, whether published or unpublished, including (i) copyrights and moral rights, and (ii) copyright registrations and recordings thereof and all applications in connection therewith.

“Excluded Accounts” means Deposit Accounts or Securities Accounts (a) subject to a Permitted Lien or that exclusively secures workers compensation or insurance obligations, (b) containing exclusively government receivables, (c) consisting of zero balance accounts used in the ordinary course of business, (d) Deposit Accounts where the balance of such account consists exclusively of funds used for payment of payroll and other employee wages or benefits, (e) where the balance of which account consists exclusively of funds used for taxes, including, without limitation, withholding taxes, payroll taxes, and sales taxes, (f) constituting (and the balance of which consists solely of funds set aside to be used in connection with) a custodian, trust, fiduciary or other escrow or restricted cash account (including any account used to hold cash collateral constituting a Permitted Lien), (g) constituting zero balance accounts, (h) to the extent a Control Agreement being delivered in respect thereof would constitute or result in any violation of any applicable law, (i) of any Grantor that is subject to any restricted cash requirements (x) pursuant to any applicable law, rule or regulation and/or (y) as may otherwise be requested or required by a regulator, or (j) at any time with an average monthly balance (as determined by the Company in good faith) not exceeding $3,000,000, individually, and not exceeding $7,500,000 in the aggregate for all such accounts under this clause (j).

“Excluded Property” means any of the following:

(a)any General Intangible or authorization, permit, lease, license, franchise, charter, contract, Intellectual Property, property right or agreement to which any Grantor is a party or any of its rights, title or interests thereunder, in each case, if and only to the extent as to which pledges thereof or a grant of a security interest in favor of the Collateral Agent shall constitute or result in a breach of a term or provision of, or the termination of the abandonment, invalidation or unenforceability or a default under the terms of, such authorization, permit, lease, license, contract, franchise, charter, Intellectual Property, property right or agreement (other than to the extent that any such law, rule, regulation, term or provision or limitation on such grant would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law (including any debtor relief law or principle of equity)); provided, however, that; (w) if such breach, termination, invalidation or unenforceability or default arises solely from a contractual obligation with a non-affiliated third party as of the Issue Date or at the time of its acquisition and not entered into in contemplation thereof prohibiting or restricting pledges of such assets (including Capital Stock) covered in this clause (a), such Capital Stock shall be excluded under this clause (a) only if the applicable Grantor has used commercially reasonable efforts to obtain, and nevertheless has failed to obtain, consent from such third party to such Lien or to remove such prohibition or restriction, (x) the right to receive Proceeds arising therefrom or any other rights referred to in Sections 9-406(f), 9-407(a), or 9-408(a) of the UCC or any Proceeds, substitutions or replacements thereof shall not be Excluded Property (unless such rights, Proceeds, substitutions or replacements would otherwise independently constitute Excluded Property), (y) at such time as the contractual or legal prohibitions or restrictions on such grant described above shall no longer be applicable and to the extent severable, such asset or property (or portion thereof)  shall cease to be Excluded Property and the Lien of the Collateral Agent shall attach to the portion of such General Intangible or authorization, permit, lease, license, franchise, charter, contract, Intellectual Property, property right or agreement not subject to the limitations and exclusions specified in the provisions above and (z) any Capital Stock held by a Grantor in any variable interest entity related to the Reciprocal Exchange shall not constitute Excluded Property solely by virtue of this clause (a);

(b)any letter-of-credit rights to the extent any Grantor is required by applicable law to apply the proceeds of a drawing of such letter of credit for a specified purpose;

(c)(i) with respect to any Trademarks, applications in the PTO to register Trademarks on the basis of any of Grantor’s “intent to use” such Trademarks will not be deemed to be Collateral unless and until a “statement of use” or “amendment to allege use” has been filed and accepted in the PTO, whereupon such application shall be automatically subject to the Security Interest granted herein and deemed to be included in the Collateral, and (ii) with respect to any other Trademark or any Patents or Copyrights, such Trademarks, Patents or Copyrights will not be deemed to be Collateral if the creation of a Security Interest therein will constitute or result in the abandonment, impairment, invalidation or unenforceability thereof any assets to the extent and for so long as the pledge of such assets is prohibited by law and such prohibition is not overridden by the UCC or other applicable law;

(d)margin stock (within the meaning of Regulation U issued by the Federal Reserve Board);

(e)any property subject to a purchase money arrangement or Capital Lease Obligation to the extent as to which pledges thereof or a grant of a Security Interest therein would violate or invalidate such purchase money arrangement or Capital Lease or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the UCC as in effect in the relevant state or any other applicable law governing such prohibition or restriction;

(f)assets to the extent as to which pledges thereof or a grant of Security Interest therein are prohibited or restricted by applicable law (including any requirement to obtain the consent of (i) any governmental authority or (ii) similar regulatory third party, in each case, except to the extent such consent has been obtained);

(g)assets to the extent as to which pledges thereof or the grant of a Security Interest therein would result in adverse tax or regulatory consequences to any Grantor or any of its Subsidiaries, in each case, as reasonably determined by the Company;

(h)Excluded Accounts;

(i)Capital Stock of (i) any Excluded Subsidiary (other than clause (a) of the definition thereof and, to the extent not otherwise constituting Excluded Property under another clause of this definition, any Capital Stock of any Unrestricted Subsidiary held by a Grantor) and (ii) any Foreign Subsidiary and any Foreign Subsidiary Holding Company in excess of 65.0% of the total combined voting power of all Voting Stock of such Foreign Subsidiary or Foreign Subsidiary Holding Company, as applicable, and (iii) any Subsidiary or other Person not directly owned by a Grantor; and

(j)other assets if the Company determines in good faith that the cost or other consequences of obtaining or perfecting a pledge thereof or security interest therein is excess in relation to either the value of such assets or to the benefit of the Secured Parties of the security afforded thereby (including for the avoidance of doubt, when reviewing the consequences the Company may take into account, for example, the circumstance where the Company determines in good faith that a Lien on a Grantor’s right to  the direct or indirect ownership, control or management rights of such asset would result in material and adverse regulatory consequences to such Person or asset or would be prohibited unless and until regulatory approval is obtained or would materially and adversely impair the conduct of business of such Person in the ordinary course);

provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Assets unless such Proceeds, substitutions or replacements would independently constitute Excluded Property.

“Federal Reserve Board” means the United States Federal Reserve Board of Governors.

“General Intangibles” means general intangibles (as that term is defined in the UCC), and includes payment intangibles, software, contract rights, rights to payment, rights under Hedging Agreements (including the right to receive payment on account of the termination (voluntarily or involuntarily) of such Hedging Agreements), rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under Acquisition Documents, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

“Grantors” shall have the meaning specified in the first paragraph of this Agreement, and subject to the provisions of Article 11 of the Indenture, shall include its successors and assigns.

“Indenture” has the meaning set forth in the preamble hereto.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means any and all (i) Patents, Copyrights, and Trademarks, (ii) any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held, (iii) any and all design rights that may be available to a Person now or hereafter existing, created, acquired or held, and (iv) all Intellectual Property Licenses.

“Intellectual Property Licenses” means, with respect to any Person (the “Specified Party”), (i) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (ii) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (A) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses), and (B) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Secured Parties’ rights under the Note Documents.

“Investment Property” means (i) any and all investment property (as that term is defined in the UCC), and (ii) any and all of the following (regardless of whether classified as investment property under the UCC): all Pledged Interests, including all Pledged Operating Agreements and Pledged Partnership Agreements.

“Joinder” means each Joinder to this Agreement executed and delivered by the Collateral Agent and each of the other parties listed on the signature pages thereto, in substantially the form of Annex 1.

“Material Adverse Change” means a change that results in or causes, a material adverse change in, or a material adverse effect upon, (a) the financial condition, business, operations or property of the Grantors, taken as a whole; (b) the ability of the Grantors, taken as a whole, to perform their payment obligations under any Note Document; or (c) the rights and remedies of the Secured Parties, taken as a whole.

“Material Intellectual Property” means any Intellectual Property included in the Collateral that is material to the business of the Grantors and their Subsidiaries, taken as a whole.

“Negotiable Collateral” means letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), instruments, promissory notes, drafts and documents (as each such term is defined in the UCC) and Pledged Notes.

“Patents” means patents and patent applications, including (i) all continuations, divisionals, continuations-in- part, re-examinations, reissues, and renewals thereof and improvements thereon and (ii) all inventions and improvements described and claimed therein.

“Pledged Companies” means each Person listed on Schedule 3 as a “Pledged Company”, together with each other Person, all or a portion of whose Capital Stock is acquired or otherwise owned by a Grantor after the Issue Date.

“Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Capital Stock listed on Schedule 3 and all other Capital Stock now owned or hereafter acquired by such Grantor, regardless of class or designation, including on each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Capital Stock, the right to receive any certificates representing any of the Capital Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

“Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit A.

“Pledged Notes” means all of each Grantor’s right, title and interest in and to all of the promissory notes now owned or hereafter acquired by such Grantor, and all substitutions therefor and replacements thereof.

“Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

“Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

“Proceeds” has the meaning specified therefor in Section 2.

“PTO” means the United States Patent and Trademark Office.

“Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Secured Obligations” means (i) the Note Obligations and (ii) the obligations of any Grantor and any other obligor under the Note Documents to perform all of their other respective obligations to the Trustee, the Collateral Agent and the Holders under the Note Documents, in each case, according to the respective terms thereof.

“Secured Parties” means, collectively, the Collateral Agent, the Trustee, the Holders and the other Persons the Secured Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Related Collateral Documents.

“Security Interest” has the meaning specified therefor in Section 2.

“Specified Party” has the meaning specified therefor in the definition of Intellectual Property Licenses in this Agreement.

“Supporting Obligations” means supporting obligations (as such term is defined in the UCC), and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Property.

“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, trade styles, service marks, registered service marks and service mark applications, including (i) all renewals thereof, and (ii) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith.

“URL” means “uniform resource locator,” an internet web address.

“Vehicles” means motor vehicles and other assets subject to a certificate of title statute.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the board of directors (or similar governing body) of such Person.  When referring to a Foreign Subsidiary or Foreign Subsidiary Holding Company, the term Voting Stock shall be interpreted in a manner consistent with Treasury Regulation 1.956-2(c)(2).

2.Grant of Security.

(a)Each Grantor hereby unconditionally grants to the Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest (hereinafter referred to as the “Security Interest”) in all of such Grantor’s right, title, and interest in and to all of the following tangible and intangible property whatsoever of such Grantor, in each case, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):

(i)all of such Grantor’s Accounts;

(ii)all of such Grantor’s Books and Records;

(iii)all of such Grantor’s Chattel Paper (including Electronic Chattel Paper);

(iv)all of such Grantor’s Deposit Accounts, Securities Accounts and Commodities Accounts;

(v)all of such Grantor’s Goods, Equipment and Fixtures;

(vi)all of such Grantor’s General Intangibles;

(vii)all of such Grantor’s Intellectual Property and Intellectual Property Licenses;

(viii)all of such Grantor’s Documents;

(ix)all of such Grantor’s Inventory;

(x)all of such Grantor’s Investment Property;

(xi)all of such Grantor’s Negotiable Collateral;

(xii)all of such Grantor’s Supporting Obligations;

(xiii)all of such Grantor’s Commercial Tort Claims;

(xiv)all of such Grantor’s Pledged Interests (including all of such Grantor’s Pledged Operating Agreements and Pledged Partnership Agreements);

(xv)all of such Grantor’s money or cash equivalents or other assets of such Grantor that now or hereafter come into existence, whether or not in the possession, custody, or control of the Collateral Agent (or its agent or designee) or any other Secured Party; and

(xvi)all of the Proceeds, accessions, rents, profits and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Commodities Accounts, Deposit Accounts, Securities Accounts, Equipment, Fixtures, General Intangibles, Goods, Intellectual Property, Intellectual Property Licenses, Inventory, Pledged Interests, Investment Property, Negotiable Collateral, Supporting Obligations, Vehicles, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or Collateral Agent from time to time with respect to any of the Investment Property.

Notwithstanding anything contained in this Agreement or any other Note Document to the contrary, (a) the term “Collateral” (and all terms defining the components of Collateral) shall not include any Excluded Property and no Liens granted hereunder shall attach to any Excluded Property unless and until such asset or property ceases to be Excluded Property, (b) no representation, warranty or covenant contained herein or in any other Note Document shall apply to Excluded Property, (c) other than as expressly required in this Agreement or the other Note Documents, no Grantor or any other Person shall be required to take any action intended to cause any Excluded Property to constitute Collateral, and (d) no Grantor or any other Person shall be required to take any action or enter into any agreement in contravention of the Collateral Requirement and all obligations herein shall be read and interpreted in a manner consistent with Applicable Insurance Laws and the limitations contained in Section 17.08 (Limitation on Remedies) and Section 19.17 (Insurance Laws) of the Indenture.

3.Security for Secured Obligations. The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement also secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Grantors, or any of them, to the Collateral Agent and the other Secured Parties or any of them, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Insolvency Proceeding involving any Grantor due to the existence of such Insolvency Proceeding. Further, the Security Interest created hereby encumbers each Grantor’s right, title, and interest in all Collateral, whether now owned by such Grantor or hereafter acquired, obtained, developed, or created by such Grantor and wherever located. Each Grantor acknowledges that value has been given and that the parties hereto have not agreed to postpone the time of attachment of the Security Interest. The Security Interest of each Grantor is intended to attach, as to all of the Collateral, and with respect to any particular item of the Collateral, upon the execution by such Grantor of this Agreement and such Grantor obtaining rights in such item of the Collateral or the power to transfer rights in such item of the Collateral to the Collateral Agent.

4.Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) at all times prior to the Collateral Agent or any other Secured Party expressly assuming any such duties or obligations in connection with the enforcement of the Security Interest or the exercise of its remedies, each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent or any other Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, except to the extent the Collateral Agent or any other Secured Party has expressly assumed any such duties or obligations in connection with the enforcement of the Security Interest or the exercise of its remedies, and (c) at all times prior to the Collateral Agent or any other Secured Party expressly assuming any duties or obligations in connection with the enforcement of the Security Interest or the exercise of its remedies, none of the Secured Parties shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the Secured Parties be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Indenture or any other Note Document, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the Indenture and the other Note Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, dividend, and distribution rights relating thereto, shall remain in the applicable Grantor until (i) the occurrence and continuance of an Event of Default and (ii) the Collateral Agent has notified the applicable Grantor of the Collateral Agent’s election to exercise such rights with respect to the Pledged Interests pursuant to Section 15.

5.Representations and Warranties. Each Grantor hereby represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, that as of the Issue Date (and subject, for the avoidance of doubt, to the last paragraph of Section 2 above and Sections 6(c) and 28 below):

(a)The name (within the meaning of Section 9-503 of the UCC) of each Grantor, type of entity of each Grantor, its jurisdiction of organization, the organizational number issued to it by its jurisdiction of organization (if any) and its federal employer or tax identification number are set forth on Schedule 1.

(b)Each Grantor’s location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Schedule 1.

(c)Schedule 2 sets forth all Commercial Tort Claims of any Grantor for which the expected amount recoverable (as determined by the Company), individually, exceeds $2,500,000.

(d)[Reserved].

(e)This Agreement creates a valid security interest in the Collateral of each Grantor, to the extent a security interest therein can be created under the UCC, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a UCC-1 financing statement under the UCC or the delivery of Control Agreements with respect to Deposit Accounts and Securities Accounts, all filings and other actions necessary to perfect such security interest have been duly taken or will have been taken upon the filing of UCC-1 financing statements under the UCC listing each applicable Grantor, as a debtor, and the Collateral Agent, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 4 and containing an adequate description of the Collateral, together with the payment of any associated fees or the delivery of Control Agreements with respect to each of the Deposit Accounts and Securities Accounts listed on Schedule 5 (other than Excluded Accounts). Upon the making of such filings, the delivery of such Control Agreements and the taking of such actions, Collateral Agent shall have a perfected security interest in and upon the Collateral (subordinate only to Permitted Liens) to the extent such security interest can be perfected by the filing of a financing statement or the delivery of a Control Agreement.

(f)Schedule 3 provides a complete and correct list of all Capital Stock owned by any Grantor.

(g)(i) Except for the Security Interest created hereby, each Grantor is the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 3 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the Issue Date; (ii) all of the Pledged Interests are duly authorized, validly issued, and, if applicable, fully paid and nonassessable, and, to the extent that (x) such Pledged Interests are “securities” for purposes of Articles 8 and 9 of the UCC or (y) the applicable Pledged Company has elected to have such Pledged Interests treated as “securities” for such purposes, certificated and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Capital Stock of the Pledged Companies of such Grantor identified on Schedule 3 as supplemented or modified by any Pledged Interests Addendum or any Joinder to this Agreement; (iii) such Grantor has the right and requisite authority to pledge the Investment Property pledged by such Grantor to the Collateral Agent as provided herein; (iv) all actions necessary to perfect and establish the Collateral Agent’s Liens in the Investment Property, and the proceeds thereof, will have been duly taken upon (A) the execution and delivery of this Agreement; (B) the taking of possession by the Collateral Agent (or its agent or designee) of any certificates representing the Pledged Interests, together with undated powers (or other documents of transfer sufficient to transfer title to such Pledged Interests) indorsed in blank by the applicable Grantor; (C) the filing of financing statements in the applicable jurisdiction set forth on Schedule 4 for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates; and (D) with respect to any Securities Accounts (other than Excluded Accounts), and any securities entitlements or other financial assets credited thereto, the delivery of Control Agreements with respect thereto; and (v) subject to Section 28 below, each Grantor has delivered to and deposited with the Collateral Agent all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers (or other documents of transfer sufficient to transfer title to such Pledged Interests) indorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(h)No material consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement with respect to the Investment Property or the remedies in respect of the Collateral pursuant to this Agreement, except (x) as may be required in connection with such disposition of Investment Property by laws affecting the offering and sale of securities generally, (y) as may be required in connection with the voting or disposition of Pledged Interests or any other Collateral in order to comply with applicable law and (z) for the making of the filings and taking of actions contemplated under Sections 5(e) and 5(g) above. No Intellectual Property License of any Grantor that is necessary to the conduct of such Grantor’s business requires any consent of any other Person in order for such Grantor to grant the security interest granted hereunder in such Grantor’s right, title or interest in or to such Intellectual Property License.

(i)Schedule 5 provides a complete and correct list of all of the Deposit Accounts and Securities Accounts owned by any Grantor (other than Excluded Accounts) as of the Issue Date.

(j)[Reserved].

(k)[Reserved].

(l)As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby represents and warrants that the Pledged Interests issued pursuant to such agreement (i) are not dealt in or traded on securities exchanges or in securities markets, (ii) do not constitute investment company securities, and (iii) are not held by such Grantor in a Securities Account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provides that such Pledged Interests are securities governed by Article 8 of the UCC as in effect in any relevant jurisdiction.

6.Covenants. Each Grantor, jointly and severally, covenants and agrees with the Collateral Agent that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 22 it shall comply with each of the following terms (and subject, for the avoidance of doubt, to the last paragraph of Section 2 above and Section 28 below).

(a)Possession of Collateral.

(i)[Reserved].

(ii)Any limited liability company and any limited partnership controlled by any Grantor shall either (a) not include in its operative documents any provision that any Capital Stock in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the UCC or (b) if such provision is included, certificate any Capital Stock in any such limited liability company or such limited partnership. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged hereunder is certificated or becomes certificated, (x) each such certificate shall be delivered to the Collateral Agent and (y) such Grantor shall fulfill all other requirements under Section 2 applicable in respect thereof.

(b)[Reserved].

(c)Control Agreements. Within one hundred eighty (180) days after the Issue Date in respect of Deposit Accounts and Securities Accounts listed in Schedule 5 to the extent constituting Collateral (or, for any Deposit Account or Securities Account (i) opened or acquired by any Grantor after the Issue Date and to the extent constituting Collateral, within one hundred eighty (180) days after the date of such opening or acquisition or (ii) that ceases to be an Excluded Account and to the extent constituting Collateral, within one hundred eighty (180) days after the date such Deposit Account or Securities Account ceases to be an Excluded Account) (in each case, (A) as may be extended for thirty (30) days at the request of the Company and, thereafter, at the request of Holders of not less than a majority in aggregate principal amount of the Notes, or (B) as may be waived by Holders of not less than a majority in aggregate principal amount of the Notes to the extent a Control Agreement cannot be obtained with respect to the applicable bank or securities intermediary, as applicable (the “Relevant DACA Period”)), each Grantor shall obtain a Control Agreement, from (x) each bank maintaining a Deposit Account (other than any Excluded Account) for such Grantor, and (y) each securities intermediary maintaining a Securities Account (other than any Excluded Account) for such Grantor, which, in each case, will provide the Collateral Agent with “control” (as such term is used in Article 8 or 9 of the UCC) over each such Deposit Account or Securities Account, as applicable; provided that no Grantor shall be required to obtain a Control Agreement covering an Excluded Account; provided further if a Grantor cannot enter into a Control Agreement during the Relevant DACA Period, such Grantor may elect to move the cash and assets to another depositary bank or financial institution or securities intermediary by notice to the Collateral Agent and enter into a Control Agreement with such Person within ninety (90) days of the date of such move.

(d)[Reserved].

(e)Commercial Tort Claims.  If the Grantors (or any of them) obtain Commercial Tort Claims having a value, or involving an asserted claim, in the amount of $2,500,000 or more individually, then the applicable Grantor or Grantors shall promptly (and in any event within the later of (x) twenty (20) Business Days of obtaining such Commercial Tort Claim and (y) the date that the Company delivers its financial statements pursuant to Section 4.06(b) of the Indenture, notify the Collateral Agent, in writing, upon incurring or otherwise obtaining such Commercial Tort Claims and amend Schedule 2 to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims, and file additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims.

(f)[Reserved].

(g)Intellectual Property.

(i)[Reserved].

(ii)Each Grantor shall have the duty, with respect to all Material Intellectual Property owned by such Grantor (whether now existing or hereafter acquired), to take such measures as Grantor may reasonably deem appropriate under the circumstances to protect at such Grantor’s expense all of such Material Intellectual Property, in such Grantor’s reasonable business judgment. Each Grantor further agrees not to abandon any Material Intellectual Property, except to the extent not prohibited by the Indenture. Each Grantor hereby agrees to take the steps described in this Section 6(g)(ii) with respect to all new or acquired Material Intellectual Property to which it or any other Grantor now or later becomes entitled.

(iii)Each Grantor acknowledges and agrees that the Secured Parties shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Grantor. Without limiting the generality of this Section 6(g)(iii), each Grantor acknowledges and agrees that no member of the Secured Parties shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but any member of the Secured Parties may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable and documented out-of-pocket fees and expenses of attorneys, agents and other professionals to the extent required to be reimbursed by the Company under Section 21 of this Agreement) shall be for the sole account of Company.

(iv)[Reserved].

(v)Each Grantor shall take commercially reasonable steps to maintain the confidentiality of, and otherwise protect and enforce its rights in, trade secrets constituting Material Intellectual Property, including, entering into appropriate confidentiality agreements with employees and consultants and reasonably restricting access to secret information and documents.

(h)Investment Property.

(i)If any Grantor shall acquire, obtain, receive or become entitled to receive any Pledged Interests after the date hereof, it shall promptly (and in any event within sixty (60) days of acquiring or obtaining such Collateral) deliver to the Collateral Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests.

(ii)Upon the occurrence and during the continuance of an Event of Default, following the written request of the Collateral Agent to the Company, all sums of money and property paid or distributed in respect of the Investment Property that are received by any Grantor shall be held by the Grantors in trust for the benefit of the Collateral Agent segregated from such Grantor’s other property, and such Grantor shall deliver it forthwith to the Collateral Agent in the exact form received (with any necessary endorsement).

(iii)No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, including any Pledged Operating Agreement or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests, including any Pledged Operating Agreement or Pledged Partnership Agreement, if the same is prohibited pursuant to the Indenture.

(iv)As to all limited liability company or partnership interests owned by such Grantor and issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a Securities Account.

(i)[Reserved].

(j)[Reserved].

(k)Pledged Notes.

(i)Upon the occurrence and during the continuance of an Event of Default, following the written request of the Collateral Agent to the Company, Grantors  will not (i) waive or release any obligation of any Person that is obligated under any of the Pledged Notes, (ii) take or omit to take any action or knowingly suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Pledged Notes, or (iii) other than dispositions permitted under the Indenture, assign or surrender their rights and interests under any of the Pledged Notes or terminate, cancel, modify, change, supplement or amend the Pledged Notes.

(ii)Upon issuance of any Surplus Notes issued by the Reciprocal Exchange to HOAHC or another Grantor in connection with the Reciprocal Exchange Transaction, such Grantor will, promptly following such issuance and to the extent permitted by applicable law (including Applicable Insurance Laws), deliver each such Surplus Note to the Collateral Agent in suitable form for transfer by delivery, or such Surplus Note shall be accompanied by an undated power (or other documents of transfer sufficient to transfer title to such Surplus Note) indorsed in blank with respect to such Surplus Note.

(l)Accounts.

(i)Each Grantor shall keep and maintain at its own cost and expense records of Accounts in the ordinary course of business. Each Grantor shall, at such Grantor’s sole cost and expense, upon the Collateral Agent’s written demand made at any time after the occurrence and during the continuance of any Event of Default, deliver any books and records relating to the Accounts to the Collateral Agent or to its representatives (copies of which books and records may be retained by such Grantor). Upon the occurrence and during the continuance of any Event of Default, each Grantor shall legend, at the written request of the Collateral Agent and in form and manner reasonably satisfactory to the Collateral Agent, the Accounts and the other books, records and documents of such Grantor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been collaterally assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

(ii)So long as no Event of Default has occurred and is continuing, the Grantors may settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default has occurred and is continuing, the Collateral Agent shall, at its option upon written notice to the Company, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors or grant any credits, discounts or allowances.

(m)Inventory.

(i)Each Grantor shall at all times maintain inventory records in the ordinary course of business.

(ii)Except where the failure to do so could not reasonably be expected to result in a Material Adverse Change, the Grantors shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws.

(n)Updated Collateral Information.

(i)[Reserved].

(ii)Each Grantor agrees to notify the Collateral Agent in writing within (20) Business Days of any change in (A) the name (within the meaning of Section 9-503 of the UCC) of any

Grantor, (B) the type of organization of any Grantor, (C) the jurisdiction of organization of any Grantor, or (D) the sole place of business or chief executive office, as applicable, of any Grantor, and to promptly take all actions necessary to continue the perfection of the security interest created hereunder following any such change with the same priority as immediately prior to such change.

7.Relation to Other Note Documents. The provisions of this Agreement shall be read and construed with the other Note Documents referred to below in the manner so indicated.

(a)Indenture. In the event of any conflict between any provision in this Agreement and a provision in the Indenture, such provisions of the Indenture shall control.

(b)Intercreditor Agreements.  In the event of any conflict or inconsistency between any provision in this Agreement or the Indenture, on the one hand, and a provision in an Intercreditor Agreement, on the other hand, such provisions of the Intercreditor Agreement shall control.  Notwithstanding anything herein to the contrary, the exercise of any rights or remedies by the Collateral Agent or any other Secured Party hereunder is subject to the limitations and provisions of any applicable Intercreditor Agreement.

8.Further Assurances.

(a)Other than as permitted by Section 17.05 of the Indenture, the Company shall cause each Subsidiary Guarantor to grant to the Collateral Agent a Security Interest in, subject to the limitations set forth herein and in the other Note Documents (including, without limitation, the limitations set forth in the definition of “Collateral Requirement”), all of such Subsidiary Guarantor’s Collateral to secure the Secured Obligations. Upon the execution and delivery of a Joinder by any such Subsidiary Guarantor, such Subsidiary Guarantor shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.

(b)Each Grantor agrees that, from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all such further actions (including the filing of UCC-1 financing statements and UCC-3 continuation statements), that are necessary in order to perfect and protect the Security Interest granted hereby, to create, perfect or protect the Security Interest purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral, subject to the limitations set forth herein and in the other Note Documents (including, without limitation, the limitations set forth in the definition of “Collateral Requirement”).

(c)Each Grantor authorizes the filing by the Collateral Agent (with no obligation) of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to the Collateral Agent such other instruments or notices, as the Collateral Agent may reasonably request, in order to perfect and preserve the Security Interest purported to be granted hereby, subject to the limitations set forth herein and in the other Note Documents (including, without limitation, the limitations set forth in the definition of “Collateral Requirement”).

(d)Each Grantor authorizes the Collateral Agent (with no obligation) at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral “all assets of debtor whether now owned or hereinafter acquired” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii)

that contain any information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance.

9.Collateral Agent’s Right to Perform Contracts, Exercise Rights, etc. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent (or its designee), without obligation, (a) may (but shall not be obligated to) proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (b) to the extent permitted under such Intellectual Property Licenses, shall have the right (but not the obligation) to use any Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of the Collateral Agent’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) shall have the right (but not the obligation) to request that any Capital Stock that is pledged hereunder be registered in the name of the Collateral Agent or any of its nominees.

10.Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent, without obligation, its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under any Note Document, to take any action and to execute any instrument which may be necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;

(b)to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(c)to file any claims or take any action or institute any proceedings which may be necessary to protect the Collateral Agent’s security interest;

(d)to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

(e)to use any Intellectual Property or exercise any rights under Intellectual Property Licenses of such Grantor (to the extent grantable by such Grantor without breaching or violating any agreement), including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and

(f)the Collateral Agent, on behalf of the Secured Parties, shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Intellectual Property and Intellectual Property Licenses and, if the Collateral Agent shall commence any such suit, the appropriate Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all proper documents reasonably required by the Collateral Agent in aid of such enforcement.

This power of attorney is coupled with an interest and shall be irrevocable and shall terminate automatically upon termination of this Agreement.

11.Collateral Agent May Perform. Upon the occurrence and during the continuance of an Event of Default, if any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable, jointly and severally, by Grantors to the extent required to be reimbursed by the Company under Section 21(b) of this Agreement.

12.Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral, for the benefit of the Secured Parties, and shall not impose any duty upon the Collateral Agent to exercise any such powers. Except for the use of reasonable care in the custody and preservation of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. U.S. Bank Trust Company, National Association is entering this Agreement not in its individual capacity, but solely in its capacity as Collateral Agent under the Indenture. The Collateral Agent shall act hereunder and under any Related Collateral Document only in accordance with the terms and conditions of the Indenture and shall be entitled to all of the rights, privileges, immunities and indemnities granted to the Collateral Agent under the Indenture, including without limitation those set forth in Articles 7 and 17 thereof, as if such rights, privileges, immunities and indemnities were expressly set forth herein or therein, as the case may be.

13.Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuance of an Event of Default and upon written notice to the Company, the Collateral Agent or the Collateral Agent’s designee may (but shall not be obligated to) (a) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral of such Grantor have been assigned to the Collateral Agent, for the benefit of the Secured Parties, or that the Collateral Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral of any Grantor directly, and any collection costs and expenses shall constitute part of such Grantor’s Secured Obligations under the applicable Note Documents, to the extent such costs and expenses are required to be reimbursed by the Company under Section 21(b) of this Agreement.

14.Disposition of Pledged Interests by the Collateral Agent. None of the Pledged Interests existing as of the Issue Date are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof are expected to be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Grantor understands that in connection with such disposition, the Collateral Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Grantor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which the Pledged Interests or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Interests to more than one offeree.

15.Voting and Other Rights in Respect of Pledged Interests.

(a)Upon the occurrence and during the continuation of an Event of Default, (i) the Collateral Agent may, at its option, and with three (3) Business Days’ prior written notice to any Grantor including details of the Event of Default, and in addition to all rights and remedies available to the Collateral

Agent hereunder or under any other agreement, at law, in equity, or otherwise, exercise all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights) in respect of the Pledged Interests owned by such Grantor, but under no circumstances is the Collateral Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if the Collateral Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints the Collateral Agent, such Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner the Collateral Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable and shall automatically terminate upon termination of this Agreement.

16.Remedies. Upon the occurrence and during the continuance of an Event of Default:

(a)the Collateral Agent may (but shall not be obligated to) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Note Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the UCC or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, the Collateral Agent without demand of performance or other demand, advertisement or notice of any kind (except (x) any notice required by this Agreement or the other Note Documents and (y) a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at one or more locations where such Grantor regularly maintains Collateral, and (ii) without notice except any notice required by this Agreement or the other Note Documents and as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the UCC. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that (A) the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC, and (B) to the extent notification of sale shall be required by law, notification by mail of the URL where a sale will occur and the time when a sale will commence at least ten days prior to the sale shall constitute a reasonable notification for purposes of Section 9-611(b) of the UCC. Each Grantor agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable disposition (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the UCC.

(b)the Collateral Agent is hereby granted (to the extent grantable by such Grantor without breaching or violating any agreement) a non-exclusive license or other right to use, without liability for royalties or any other charge, each Grantor’s Intellectual Property, including but not limited to, any labels, Patents, Trademarks (subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of Trademarks), trade names, URLs, domain names, industrial designs, Copyrights, and advertising matter, whether owned by any Grantor or with respect to which any Grantor has rights under license, sublicense, or other agreements (including any Intellectual Property License), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of the Collateral Agent.

(c)[Reserved].

(d)[Reserved].

(e)Each Grantor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing the Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing. The Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by the Collateral Agent.

17.Remedies Cumulative. Each right, power, and remedy of the Collateral Agent as provided for in this Agreement or in the other Note Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Note Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Collateral Agent, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Collateral Agent of any or all such other rights, powers, or remedies.

18.Application of Proceeds. (a) The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Secured Obligations pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement in accordance with Section 6.05 of the Indenture.

19.[Reserved].

20.Marshaling. The Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

21.Indemnity and Expenses. Section 7.06 (Compensation and Expenses of Trustee and Collateral Agent) of the Indenture is hereby incorporated by this reference, mutatis mutandis.

22.Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER NOTE DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN

AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Collateral Agent and each Grantor to which such amendment applies. The Collateral Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by the Collateral Agent and then only to the extent therein set forth. Any waivers, amendments or otherwise occurring under this Agreement must occur in compliance with the Indenture.

23.Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to the Collateral Agent at its address specified in the Indenture, and to any of the Grantors at their respective addresses specified in the Indenture, as applicable, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

24.Continuing Security Interest; Releases and Assignments.

(a)This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until all Secured Obligations have been paid in full (other than as yet unasserted Contingent Obligations) in accordance with the provisions of the Note Documents, (ii) be binding upon each Grantor, and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Collateral Agent, and its successors, transferees and assigns.

(b)The Security Interests securing the Secured Obligations shall be released with respect to any Collateral, in whole or in part, to the extent the release of such Security Interests in such Collateral is provided for, or permitted by, and in accordance with, the terms of the Indenture and any other Note Document (other than this Agreement) governing such Secured Obligations.

(c)At the time of any release pursuant to clause (b) above, all rights to the Collateral released shall revert to the Grantors or any other Person entitled thereto, and the Collateral Agent shall return to the Grantors any such released Collateral in its possession.

(d)No transfer or renewal, extension, assignment, or termination of this Agreement or of the Indenture or any other Note Document or any other instrument or document executed and delivered by any Grantor to the Collateral Agent nor the taking of further security, nor the retaking or re-delivery of the Collateral to any Grantor by the Collateral Agent, nor any other act of the Secured Parties, or any of them, shall release any Grantor from any obligation, except a release in accordance with this Section 24.

25.Governing Law; Jurisdiction; Waiver of Jury Trial. Sections 19.04 (Governing Law; Jurisdiction) and 19.13 (Waiver of Jury Trial) of the Indenture is hereby incorporated by reference, mutatis mutandis.

26.Collateral Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Collateral Agent” shall be a reference to the Collateral Agent, for the benefit of the Secured Parties.

27.Miscellaneous.

(a)This Agreement is a Note Document.

(b)Execution in Counterparts. Section 19.11 (Execution in Counterparts) of the Indenture is hereby incorporated by reference, mutatis mutandis.

(c)Severability. Section 19.12 (Severability) of the Indenture is hereby incorporated by reference, mutatis mutandis.

(d)Section 17.08 (Limitation on Remedies), Section 19.09 (Table of Contents, Headings, Etc.) and Section 19.17 (Insurance Laws) of the Indenture are hereby incorporated by reference, mutatis mutandis.

(e)Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Collateral Agent or any Grantor, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

(f)Construction; Other Interpretative Provisions. Section 1.03 (Construction; Other Interpretive Provisions) of the Indenture is hereby incorporated by reference, mutatis mutandis.

(g)All of the annexes, schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

(h)To the extent there is a conflict between the terms of this Agreement and the Indenture, the terms of the Indenture shall control and to the extent there is a conflict between the express terms of the Indenture and an Intercreditor Agreement, the terms of the applicable Intercreditor Agreement shall control.

28.Post-Closing Matters.

(a)The Grantors hereby agree to deliver to the Collateral Agent, on or prior to the date that is thirty (30) calendar days after the Issue Date (or such later date as is consented to by Holders of not less than a majority in aggregate principal amount of the Notes), all to the extent that Pledged Interests are certificated, the certificates representing all such Pledged Interests together with the related undated powers or endorsements duly executed in blank.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

COLLATERAL AGENT:	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

	By:	/s/ Brandon Bonfig
	Name:	Brandon Bonfig
	Title:	Vice President

[Signature Page to Security and Pledge Agreement]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

GRANTOR:	PORCH GROUP, INC.

	By:	/s/ Matthew A. Ehrlichman
	Name:	Matthew A. Ehrlichman
	Its:	Chief Executive Officer

[Signature Page to Security and Pledge Agreement]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:

PORCH.COM, INC.

ELITE INSURANCE GROUP, INC.

INSPECTION SUPPORT LIMITED LIABILITY COMPANY

SEGIN SYSTEMS, INC.

SEGIN SOFTWARE, LLC

DATAMENTORS, LLC

WELCOME WAGON LLC

GOSMITH, INC.

SVZ HOLDING, INC.

IROOFING, LLC

AMERICAN HOME PROTECT, LLC

RIPROCK HOLDING, LLC

MOUNTAIN WARRANTY CORPORATION

NXT INSPEKT, INC

RWS INSURANCE SERVICES, LLC

RESIDENTIAL WARRANTY HOME PROTECTION, LLC

RESIDENTIAL WARRANTY SERVICES OF CANADA, INC.

RWS HOME SERVICES CONTRACTS, LLC

RWS INSPECTOR SERVICES GROUP, LLC

RWS OF AMERICA, LLC

AMERICA’S CALL CENTER, LLC

FLOIFY LLC

GUARDIAN SMALL BUSINESS CONSULTING FINANCIAL SERVICES LLC

HIRE A HELPER LLC

HIREAHELPER CORPORATE RELOCATION, LLC

MOVING LABOR SERVICES, INC.

SML RELOCATION LLC

SIMPLE MOVERS LIMITED LIABILITY COMPANY

SML TRANSPORT, LLC

MOVINGPLACE LLC

PERMIT PULLER, INC.

HILLTOP HOLDCO LLC

HOME INSPECTOR PRO, LLC

PORCH SERVICES INTERNATIONAL LLC

RESIDENTIAL WARRANTY HOME PROTECTION OF CALIFORNIA, INC.

	By:	/s/ Matthew A. Ehrlichman
	Name:	Matthew A. Ehrlichman
	Its:	Chief Executive Officer

[Signature Page to Security and Pledge Agreement]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:	HOMEOWNERS OF AMERICA HOLDING CORPORATION HOMEOWNERS OF AMERICA MGA, INC.

	By:	/s/ Adam M. Kornick
	Name:	Adam M. Kornick
	Its:	President

[Signature Page to Security and Pledge Agreement]

ANNEX 1 TO SECURITY AND PLEDGE AGREEMENT

FORM OF JOINDER

Joinder No. [__] (this “Joinder”), dated as of ____________ __ , 20__ by and among [●], a(n) [●] (the “New Subsidiary”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), in its capacity as Collateral Agent for the Secured Parties.

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture, dated as of April 20, 2023, among the Grantors, U.S. Bank, as Trustee, and the Collateral Agent (as it may be amended, supplemented, extended, renewed, replaced, refunded or modified from time to time, the “Indenture”), PORCH GROUP, INC., a Delaware corporation (the “Company”), has issued to the Holders the Notes; and

WHEREAS, pursuant to the Indenture and Section 8 of the Security Agreement, the New Subsidiary is required to execute, among other documents, this Joinder in order to become a Grantor under the Security Agreement and thereby benefit from certain rights granted to the Grantors pursuant to the terms of the Note Documents.

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Subsidiary hereby agrees as follows:

1.All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or, if not defined therein, in the Indenture.

2.The New Subsidiary, by its signature below, becomes a “Grantor” under the Security Agreement with the same force and effect as if originally named therein as a “Grantor” and the New Subsidiary hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a “Grantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Grantor” thereunder are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary does hereby unconditionally grant to the Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest in and to all of such New Subsidiary’s right, title and interest in and to the Collateral. Schedule 2, “Commercial Tort Claims”, Schedule 3, “Pledged Companies”, and Schedule 4, “List of Uniform Commercial Code Filing Jurisdictions”, attached hereto supplement Schedules 2 through 4, respectively, to the Security Agreement. Each reference to a “Grantor” in the Security Agreement and the other Note Documents shall be deemed to include the New Subsidiary. The Security Agreement is incorporated herein by reference, including without limitation, Sections 27(b) (Execution in Counterparts), . The New Subsidiary authorizes the Collateral Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments thereto (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance.

4.The New Subsidiary represents and warrants to the Collateral Agent and the Secured Parties that this Joinder has been duly executed and delivered by such New Subsidiary and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

5.This Agreement is a Note Document. Section 27(b) (Execution in Counterparts) of the Security Agreement is hereby incorporated by reference, mutatis mutandis.

6.The Security Agreement, as supplemented hereby, shall remain in full force and effect.

7.SECTION 25 (GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL) OF THE SECURITY AGREEMENT IS HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS.

10.U.S. Bank is entering into this Joinder not in its individual or corporate capacity but solely in its capacity as Collateral Agent under the Indenture. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges, immunities and indemnities granted to the Collateral Agent under the Indenture and the Security and Pledge Agreement, as if such rights, privileges, immunities and indemnities were expressly set forth herein.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to the Security Agreement to be executed and delivered as of the day and year first above written.

NEW SUBSIDIARY:
[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

COLLATERAL AGENT:
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:
Name:
Title:

EXHIBIT A TO SECURITY AND PLEDGE AGREEMENT

PLEDGED INTERESTS ADDENDUM

This Pledged Interests Addendum, dated as of __________, 20__ (this “Pledged Interests Addendum”), is delivered pursuant to Section 6 of the Security and Pledge Agreement referred to below. The undersigned hereby agrees that this Pledged Interests Addendum may be attached to that certain Security and Pledge Agreement, dated as of April 20, 2023, (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Security and Pledge Agreement”), made by the undersigned, together with the other Grantors named therein, to U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as the Collateral Agent. Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Security and Pledge Agreement or, if not defined therein, in the Indenture. The undersigned hereby agrees that the additional interests listed on Schedule I shall be and become part of the Pledged Interests pledged by the undersigned to the Collateral Agent in the Security and Pledge Agreement and any pledged company set forth on Schedule I shall be and become a “Pledged Company” under the Security and Pledge Agreement, each with the same force and effect as if originally named therein.

This Pledged Interests Addendum is a Note Document.

Section 27(b) (Execution in Counterparts) of the Security and Pledge Agreement is hereby incorporated by reference, mutatis mutandis.F

The undersigned hereby certifies that the representations and warranties set forth in Section 5 of the Security and Pledge Agreement of the undersigned are true and correct as to the Pledged Interests listed herein on and as of the date hereof.

SECTION 25 (GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL) OF THE SECURITY AND PLEDGE AGREEMENT IS HEREBY INCORPORATED BY THIS REFERENCE, MUTATIS MUTANDIS.

U.S. Bank Trust Company, National Association is entering into this Pledged Interests Addendum not in its individual or corporate capacity but solely in its capacity as Collateral Agent under the Indenture. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges, immunities and indemnities granted to the Collateral Agent under the Indenture and the Security and Pledge Agreement, as if such rights, privileges, immunities and indemnities were expressly set forth herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Pledged Interests Addendum to be executed and delivered as of the day and year first above written.

GRANTOR:
By:
Name:
Title:

ACKNOWLEDGED BY: COLLATERAL AGENT:
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as the Collateral Agent

By:
Name:
Title:

SCHEDULE I

TO

PLEDGED INTERESTS ADDENDUM

Pledged Interests

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Capital Stock	Percentage of Class Owned	Certificate Nos.